PUGET SOUND ENERGY COMPANY                                                               Exhibit 99
PRO FORMA CONDENSED STATEMENT OF INCOME (UNAUDITED)
FOR SIX MONTHS ENDED JUNE 30, 1996

                                                                                         Pro Forma
                                                                 Puget        WECo       Combined
                                                                          (in thousands)
OPERATING REVENUES                                                $588,326     $239,800     $828,126
OPERATING EXPENSES:
   Purchased and interchanged power and gas purchases              205,231      102,860      308,091
   Other operating expenses and maintenance                        119,299       43,972      163,271
   Depreciation and amortization                                    54,921       18,116       73,037
   Taxes other than federal income taxes                            58,717       21,713       80,430
   Federal income taxes                                             45,571       11,339       56,910
                                                              ---------------------------------------
      Total operating expenses                                     483,739      198,000      681,739
                                                              ---------------------------------------
OPERATING INCOME                                                   104,587       41,800      146,387
                                                              ---------------------------------------
OTHER INCOME (EXPENSE):
   Preferred dividend requirement - WNG                                  -       (3,510)           -
   Other - net of taxes                                              1,979          289        2,268
                                                              ---------------------------------------
      Total other income (expense)                                   1,979       (3,221)       2,268
                                                              ---------------------------------------
INCOME BEFORE INTEREST CHARGES                                     106,566       38,579      148,655
INTEREST CHARGES                                                    38,515       20,472       58,987
                                                              ---------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE
  PREFERRED DIVIDENDS                                               68,051       18,107       89,668
LESS PREFERRED STOCK DIVIDEND ACCRUALS                               7,505            -       11,015
                                                              =======================================
INCOME FOR COMMON STOCK                                            $60,546      $18,107      $78,653
                                                              =======================================
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE                          63,641       24,161       84,419
EARNINGS PER SHARE                                                   $0.95        $0.75        $0.93

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

PUGET SOUND ENERGY COMPANY                                                               Exhibit 99
PRO FORMA CONDENSED STATEMENT OF INCOME (UNAUDITED)
FOR TWELVE MONTHS ENDED JUNE 30, 1996

                                                                                         Pro Forma
                                                                 Puget        WECo       Combined
                                                                          (in thousands)
OPERATING REVENUES                                              $1,167,719     $418,276    1,585,995
OPERATING EXPENSES:
   Purchased and interchanged power and gas purchases              415,510      177,720      593,230
   Other operating expenses and maintenance                        244,259       93,520      337,779
   Depreciation, depletion and amortization                        108,497       34,659      143,156
   Taxes other than federal income taxes                           111,464       39,174      150,638
   Federal income taxes                                             82,111       11,335       93,446
                                                              ---------------------------------------
      Total operating expenses                                     961,841      356,408    1,318,249
                                                              ---------------------------------------
OPERATING INCOME                                                   205,878       61,868      267,746
                                                              ---------------------------------------
OTHER INCOME (EXPENSE):
   Preferred dividend requirement - WNG                                  -       (7,020)           -
   Other - net of taxes                                              5,386      (44,579)     (39,193)
                                                              ---------------------------------------
      Total other income (expense)                                   5,386      (51,599)     (39,193)
                                                              ---------------------------------------
INCOME BEFORE INTEREST CHARGES                                     211,264       10,269      228,553
INTEREST CHARGES                                                    79,103       41,948      121,051
                                                              ---------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE
  PREFERRED DIVIDENDS                                              132,161      (31,679)     107,502
LESS PREFERRED STOCK DIVIDEND ACCRUALS                              15,162                    22,182
                                                              =======================================
INCOME FOR COMMON STOCK                                           $116,999     ($31,679)     $85,320
                                                              =======================================
COMMON SHARES OUTSTANDING WEIGHTED AVERAGE                          63,641       24,107       84,373
EARNINGS PER SHARE                                                   $1.84       ($1.31)       $1.01

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

PUGET SOUND ENERGY COMPANY                                              Exhibit 99
PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
AT JUNE 30, 1996

                                                                        Pro Forma
                                                    Puget      WECo      Combined
                                                           (in thousands)
ASSETS
Property, Plant and Equipment:
   Utility plant                                  $3,442,786 $1,114,357 $4,557,143
   Coal and other                                          -     15,675     15,675
   Accumulated provisions for depreciation
    and amortization                               1,149,763    297,157  1,446,920
                                                  ---------------------------------
      Net property, plant and equipment            2,293,023    832,875  3,125,898
                                                  ---------------------------------

Other Property and Investments:
   Investment in Bonneville Exchange Power Contract   90,558          -     90,558
   Investment in and advances to subsidiaries         96,937          -     96,937
   Investment in unconsolidated affiliates                 -     69,291     69,291
   Other                                              13,149          -     13,149
                                                  ---------------------------------
      Total other property and investments           200,644     69,291    269,935
                                                  ---------------------------------

Current Assets:
   Cash                                                2,036      8,306     10,342
   Accounts receivable                               117,014      9,314    126,328
   Estimated unbilled revenue                         48,235      5,759     53,994
   PRAM accrued revenues                              34,567          -     34,567
   Materials and supplies, at average cost            40,209     20,981     61,190
   Prepayments and other                               3,769     10,529     14,298
                                                  ---------------------------------
      Total current assets                           245,830     54,889    300,719
                                                  ---------------------------------

Long-Term Assets:
   Regulatory asset for deferred income taxes        242,472     17,605    260,077
   PRAM accrued revenues (net of current portion)     43,664          -     43,664
   Unamortized energy conservation charges            39,803          -     39,803
   Other                                             125,895     40,344    166,239
                                                  ---------------------------------
      Total long-term assets                         451,834     57,949    509,783
                                                  ---------------------------------

         TOTAL ASSETS                             $3,191,331 $1,015,004 $4,206,335
                                                  =================================

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

PUGET SOUND ENERGY COMPANY                                              Exhibit 99
PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
AT JUNE 30, 1996

                                                                        Pro Forma
                                                    Puget      WECo      Combined
                                                           (in thousands)
CAPITALIZATION AND LIABILITIES
Capitalization:
   Common stock and additional paid-in capital      $965,372   $325,851 $1,291,223
   Earnings reinvested (accumulated deficit)         212,521   (116,130)    96,391
   Preferred stock not subject to
      mandatory redemption                           125,000     90,000    215,000
   Preferred stock subject to mandatory redemption    87,840          -     87,840
   Long-term debt                                    920,512    344,920  1,265,432
                                                  ---------------------------------
      Total capitalization                         2,311,245    644,641  2,955,886
                                                  ---------------------------------

Current Liabilities:
   Accounts payable                                   43,786     24,032     67,818
   Short-term debt                                   144,851    132,325    277,176
   Current maturities of long-term debt                8,000        140      8,140
   Accrued taxes                                      44,132     11,825     55,957
   Other                                              62,780     84,030    146,810
                                                  ---------------------------------
      Total current liabilities                      303,549    252,352    555,901
                                                  ---------------------------------

Deferred Taxes:
   Deferred income taxes                             517,055     72,626    589,681
   Deferred investment credits                           103      8,779      8,882
                                                  ---------------------------------
      Total deferred taxes                           517,158     81,405    598,563
                                                  ---------------------------------

Other Deferred Credits:
   Customer advances for construction                 20,319     15,701     36,020
   Other                                              39,060     20,905     59,965
                                                  ---------------------------------
      Total other deferred credits                    59,379     36,606     95,985
                                                  ---------------------------------

         TOTAL CAPITALIZATION AND LIABILITIES     $3,191,331 $1,015,004 $4,206,335
                                                  =================================

See accompanying Notes to Unaudited Pro Forma Condensed Financial Statements

                                                                     Exhibit 99

        NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

(1) Puget's fiscal year ends on December 31. Washington Energy Company's ("WECo") fiscal year ends on September 30. The pro forma financial data for the six months and twelve months ended June 30, 1996 are the results of six months and twelve months ended June 30, 1996 for Puget and WECo.

(2) Income (loss) for common stock and earnings per share are based on income from continuing operations after preferred dividend requirements.

(3) The pro forma condensed financial statements reflect the conversion of each share of WECo common stock outstanding into .860 share of Puget Sound Energy ("PSE") common stock and the issuance of PSE preferred stock for WNG preferred stock. The pro forma condensed financial statements are presented as if the merger had been consummated prior to the periods presented.

(4) The number of shares of common stock outstanding, by company, were as follows:

                                Puget         WECo       Pro Forma
                              -----------  -----------   -----------

       at December 31, 1995   63,641,000   24,128,000    84,391,000
       at June 30, 1996       63,641,000   24,226,000    84,475,000

(5) The pro forma financial statements do not reflect the $370 million net cost savings estimated to be achieved in the ten-year period following consummation of the merger. The terms and conditions under which the Washington Utilities and Transportation Commission may approve the merger are unknown.

(6) Assumes WNG preferred stock has been exchanged for PSE preferred stock. In the pro forma condensed statements of income, these dividend requirements are included in the "preferred stock dividend accruals."